U.S. Securities and Exchange Commission
                            Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)  March 12, 2001


                                 RENTECH, INC.
            (Exact name of registrant as specified in its charter)

  Colorado                      0-19260                       84-0957421
  (State of incorporation)      (Commission File Number)   (IRS Employer
                                                      Identification No.)

  1331 17th Street, Suite 720, Denver, Colorado 80202              80202
  (Address of principal executive offices)                     (Zip Code)

                                (303) 298-8008
            (Registrant's telephone number, including area code)

                                     N/A
       (Former name or former address, if changed since last report)


  Item 9.  Regulation D Disclosure

       Rentech is experiencing increased business from current gas-to-liquids (GTL) licensee Texaco and other paid-for feasibility studies and development work in the Company's core GTL business. Petroleum Mud Logging, Inc., Rentech's oilfield services subsidiary, is enjoying substantial growth in the number of working oil and gas mud logging units. The average number of units it has in service on a monthly basis has increased from a year ago by one hundred percent. Finally, OKON, Inc., the Company's water-based sealer and stain subsidiary, continues in its efforts to penetrate the large-chain home improvement and hardware sector. Rentech believes that these efforts will result in stocking orders in the near term. As a result, compared to the quarter ended March 31, 2000, Rentech expects revenue will increase by approximately seventy-five percent and losses will decline by approximately forty percent or more. Compared to the quarter ended December 31, 2000, Rentech anticipates an approximate twenty percent revenue increase and a reduction in losses of nearly fifty percent or more.





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       There are no assurances that these conditions will continue for the remainder of the fiscal year ending September 30, 2001. Rentech expects to report its second quarter financial results by May 15, 2001.

       This update is based on currently known information and assumes no significant changes in current trends will occur in the present fiscal quarter or fiscal year ending September 30, 2001.

       Certain information presented herein may contain "forward-looking" statements as defined by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and within the meaning of the federal securities laws. Any number of important factors could cause actual results to differ materially from those in the forward-looking statements. These include loss of current contracts for GTL studies or development work, severe weather conditions that curtail oil and gas drilling and our related services, and wet weather that may reduce orders for OKON's sealers and coatings. For more information concerning factors that could cause such a difference, see Rentech's annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Although Rentech believes its statements to be reasonable, investors are cautioned that such forward-looking statements involve risk and uncertainties. Rentech undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



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                                  SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RENTECH, INC.



                                 By:  (signature)
                                      ------------------------------------
                                      Ronald C. Butz, Vice President
  Date:  March 13, 2001